CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 27, 1999, except for Note 6 as to which the date is August 31, 1999, in the Registration Statement (Form SB-2) and related Prospectus of Roex, Inc. for the registration of 1,000,000 shares of its common stock.




STONEFIELD JOSPHSON, INC.


Santa Monica, California
December 3, 1999